SCHEDULE 14A
                                  RULE 14A-101
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of l934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]     Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

         Guardian International, Inc.
         ----------------------------
         (Name of Registrant as Specified In Its Charter)


         (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]      No fee required
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

         1) Title of each class of securities to which transaction applies:


         2)       Aggregate number of securities to which transaction applies:


         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


         4)       Proposed maximum aggregate value of transaction:


         5)       Total fee paid:

[ ]      Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:


         2)       Form, Schedule or Registration Statement No:


         3)       Filing Party:


         4)       Date Filed:

                                [GRAPHIC OMITTED]
                                    GUARDIAN
                                 INTERNATIONAL

                                                            HAROLD GINSBURG
                                                            President and Chief
                                                            Executive Officer



April 27, 2001

Dear Shareholder:

We cordially invite you to attend the Annual Meeting of Share Owners, which will be held on Monday, June 11, 2001, at 1:00 p.m., local time, in Coral Gables, Florida.

The following notice of meeting identifies each business item for your action. These items and the vote the Board of Directors recommends are:

Item                                                            Recommended Vote
----                                                            ----------------

1. To elect eight (8) directors to the Board of Directors.            FOR

2. To ratify the appointment of Arthur Andersen LLP
   as the independent accountants for the Company for the
   year ending December 31, 2001.                                     FOR


We have also included a proxy statement that contains more information about these items and the meeting.

Only shareholders of record, as of the close of business April 19, 2001, will be allowed to attend the meeting.

Your vote is important. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting even if you cannot attend. All shareholders can vote by written proxy card. Shareholders may also vote in person at the meeting, as described above.





/s/Harold Ginsburg


HAROLD GINSBURG



                             CORPORATE HEADQUARTERS
                              3880 North 28 Terrace
                               Hollywood, FL 33020

                          GUARDIAN INTERNATIONAL, INC.
                             3880 NORTH 28TH TERRACE
                          HOLLYWOOD, FLORIDA 33020-1118


================================================================================


                    Notice of Annual Meeting of Shareholders
                           to be held on June 11, 2001


Notice is hereby given that the Annual Meeting of Shareholders of Guardian International, Inc. (the "Company") will be held at the University of Miami School of Business, James W. McLamore Executive Education Center, 5250 University Drive, Coral Gables, Florida, 33146, at 1:00 p.m., local time, for the following purposes, as described in the attached Proxy Statement:

         1.       To elect eight (8) directors to the Board of Directors.

         2. To ratify the appointment of Arthur Andersen LL as the independent accountants for the Company for the year ending December 31, 2001.

         3. To transact such other business as may properly come before the meeting.


Admittance to the meeting will be limited to shareholders. The Board of Directors fixed the close of business on April 19, 2001 as the record date for the determination of shareholders entitled to notice and to vote at the meeting and any adjournment thereof. Accordingly, only shareholders of record at the close of business on that date will be entitled to vote at the meeting. YOU ARE URGED TO COMPLETE, DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING POSTAGE-FREE ENVELOPE. SHAREHOLDERS WHO EXECUTE A PROXY CARD MAY ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.






By Order of the Board of Directors,


SHEILAH GINSBURG
Secretary
April 27, 2001

                          GUARDIAN INTERNATIONAL, INC.

                         ANNUAL MEETING OF SHAREHOLDERS

                                  JUNE 11, 2001

                                 PROXY STATEMENT

This Proxy Statement has been prepared and is furnished by the Board of Directors (the "Board of Directors") of Guardian International, Inc. (the "Company") in connection with the solicitation of proxies for the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held at the University of Miami School of Business, James W. McLamore Executive Education Center, 5250 University Drive, Coral Gables, Florida, 33146, at 1:00 p.m., local time, on June 11, 2001, and any adjournment or postponement thereof for the purpose set forth in the accompanying notice of meeting.

PROXIES; VOTING SECURITIES

The Company will bear the cost of solicitation of proxies. In addition to the solicitation of proxies by mail, certain officers and employees of the Company, without additional remuneration, may also solicit proxies personally, by telefax or other electronic means and by telephone. In addition to mailing copies of this material to shareholders, the Company may request persons who hold stock in their names or custody, or in the names of nominees for others, to forward such material to those persons for whom they hold shares of the Company and to request their authority for execution of the proxies. The Company may reimburse such persons for their expenses in connection with such request.

It is anticipated that this Proxy Statement and the accompanying form of proxy will be mailed to shareholders on or about April 27, 2001. The Company's Annual Report on Form 10-KSB, including audited financial statements for the fiscal year ended December 31, 2000, is being mailed or delivered concurrently with this Proxy Statement. The Annual Report on Form 10-KSB is not to be regarded as proxy soliciting material.

Only holders of record of the Company's Class A Voting Common Stock, par value $.001 per share (the "Class A Common Stock"), on the books of the Company at the close of business on April 19, 2001, are entitled to vote at the Annual Meeting. On that date, there were 8,096,441 issued and outstanding shares of Class A Common Stock entitled to vote on each matter to be presented at the Annual Meeting. The Class A Common Stock is referred to herein as the "Voting Stock." Each shareholder of record is entitled to one vote for each share of Voting Stock held on all matters that come before the Annual Meeting. A majority of these shares of Voting Stock will constitute a quorum for the transaction of business at the Annual Meeting.

The approval of a plurality of the outstanding shares of Voting Stock present in person or represented by proxy at the Annual Meeting is required for election of the nominees as directors as set forth in Proposal 1. All other proposals shall be decided by majority vote of the outstanding shares of Voting Stock present in person or represented by proxy at the Annual Meeting. Abstentions and broker non-votes will have no effect on the outcome of the election of directors. With respect to all other matters to be voted on by shareholders at the Annual Meeting, abstentions will have the same effect as "no" votes, and broker non-votes will have no effect on the outcome of the vote.

Shares represented by a properly executed proxy received in time to permit its use at the meeting or any adjournment thereof will be voted in accordance with the instructions indicated therein. If no instructions are indicated, the shares represented by the proxy will be voted:

o        For the election of all nominees for director named in this Proxy
         Statement.

o For the ratification of the appointment of Arthur Andersen LLP as independent accountants.

o In accordance with the best judgment of the persons acting under the proxy concerning other matters that are properly brought before the meeting and at any adjournment or postponement thereof.

As of April 20, 2001, Harold Ginsburg, Sheilah Ginsburg, Richard Ginsburg and Rhonda Ginsburg (collectively, the "Ginsburgs") held 37.5% of the outstanding shares of Voting Stock. The Ginsburgs will vote in favor of Proposals 1 and 2 described below.

A shareholder who has given a proxy may revoke it at any time before it is voted at the meeting by giving written notice of such revocation to the office of the Secretary of the Company, by executing and delivering to the Company a proxy bearing a later date or appearing at the Annual Meeting and voting in person.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

The persons named below and in the accompanying form of proxy intend to vote all valid proxies received in favor of the election of each of the persons named below as nominees for director unless authority is withheld. All nominees are currently serving as directors of the Company. To the best of the Company's knowledge, each of the nominees for director is able, and intends, if elected, to serve on the Board of Directors. If, prior to the Annual Meeting, any of the nominees should become unable to serve for any reason, the persons named as proxies will have full discretion to vote for all other persons who are nominated. Each director shall be elected by a plurality of the votes cast. Directors elected at the meeting will serve until the next Annual Meeting of Shareholders or until their successors are elected and qualified.

In accordance with the Company's Amended and Restated Bylaws (the "Bylaws"), the number of directors is fixed at eight. The By-Laws provide that each director serves from the date of his or her election until the next Annual Meeting of Shareholders and until his or her successor is elected and qualified. Currently, eight directors are serving on the Board of Directors.

The following individuals are nominated to serve as Directors:

                                 HAROLD GINSBURG
                                SHEILAH GINSBURG
                                RICHARD GINSBURG
                                 DARIUS G. NEVIN
                                WILLIAM REMINGTON
                                 DOUGLAS T. LAKE
                                  JOEL A. COHEN
                                 DAVID HEIDECORN

The following table sets forth certain information with respect to each person who is currently a director or executive officer of the Company, and is based on the records of the Company and information furnished to it by such persons. See "Security Ownership of Certain Beneficial Owners and Management" for information pertaining to stock ownership of each director and executive officer of the Company.

DIRECTORS AND OFFICERS OF THE COMPANY

The current directors and executive officers of the Company, their positions with the Company and their ages are as follows:


Name                               Age       Position
----                               ---       --------
Richard Ginsburg (1)               32        Director
Harold Ginsburg (1)                68        Chairman of the Board of Directors, Chief Executive
                                             Officer, and President
Sheilah Ginsburg (1)               62        Secretary, Treasurer, Director
Darius G. Nevin                    43        Vice President, Chief Financial Officer, Director
William Remington (5),(6)          71        Director
Terry Akins                        54        Chief Operating Officer, Vice President
Douglas T. Lake (2),(5),(6)        50        Director
David Heidecorn (6)                44        Director
Joel A. Cohen (3)                  61        Vice President, Director of Guardian, President of Mutual
Raymond L. Adams(4)                71        Vice President of Mutual
Ken Wiesenfeld                     30        Vice President of Finance

(1)  Harold and Sheilah Ginsburg are married, and Richard Ginsburg is their son.
(2) In 1998, pursuant to a Stock Subscription Agreement date as of October 21, 1998 (the "Subscription Agreement") between the Company and Protection One, Inc. ("Protection One"), Westar Security, Inc., a subsidiary of Protection One, purchased 10,000 shares of Series D 6% Convertible Cumulative Preferred Stock ("Series D Preferred Stock") of the Company. Subsequently, Westar Security, Inc. transferred its Guardian holdings to Protection One Investments, Inc., another subsidiary of Protection One. Protection One is a majority-owned subsidiary of Westar Industries, Inc. Pursuant to the related Stockholders Agreement, the holder of the Series D Preferred Stock has the right to nominate up to two Directors, upon conversion of the Series D Preferred Stock to Class A Common Stock. Based on its aggregate percentage of Class A Common Stock ownership, and because Protection One has not exercised its right to convert its shares of Series D Preferred Stock to shares of Class A Common Stock, Protection One does not have the right to nominate any directors. Mr. Lake is serving as a Director by invitation of the Board of Directors. In February 2000, Westar Industries purchased all the outstanding shares of Protection One Investments, Inc., holder of the Company's Series C and Series D Preferred Stock.
(3) In 1998, the Company entered into an employment agreemen with Mr. Cohen coincident with the Company's purchase of Mutual Central Alarm Services, Inc., a New York corporation and wholly-owned subsidiary of the Company ("Mutual"). The terms of Mr. Cohen's employment agreement require his nomination to the Board of Directors.
(4)  Mr. Adams is Vice President of Mutual.
(5)  Mr. Remington, Mr. Lake and Mr. Heidecorn comprise the Compensation
     Committee.
(6)  Mr. Remington, Mr. Lake and Mr. Heidecorn comprise the Audit Committee.

HAROLD GINSBURG

Mr. Ginsburg was a co-founder, President and Chief Executive Officer of Guardian from its inception in 1993 until August 15, 1996 at which time Richard Ginsburg was appointed to those positions. Harold Ginsburg has served as Chairman of the Board since inception. Harold Ginsburg again assumed the positions of President and Chief Executive Officer in April 2001. Mr. Ginsburg is an acknowledged authority on electronic/computer technology security systems and has personally developed high-tech security systems for many well-known regional and national firms. Mr. Ginsburg also has served as a consultant to financial organizations and government agencies throughout Latin America and Europe. In addition to being regarded as an international consultant in the alarm service and monitoring industry, he is responsible for the start-up of several successful security companies, including Guardsman Security Corporation ("Guardsman"), which he owned and operated from 1983 to 1991. In 1991, Guardsman was sold to Alert Centre, Inc., now owned by ADT Security, Inc. In 1978, Mr. Ginsburg founded Gibraltar Central Security Corporation, which he partially owned and operated until 1982, at which time Gibraltar Central was sold to Security Centres of London, England.

Mr. Ginsburg does not hold directorships in any other reporting companies.

SHEILAH GINSBURG

Mrs. Ginsburg was a co-founder of Guardian. She is responsible for the human resources and certain other administrative functions of the Company. Prior to her participation in the development of Guardian, Mrs. Ginsburg was the Vice President/Controller of Guardsman, a business similar to Guardian.

Mrs. Ginsburg does not hold directorships in any other reporting companies.

RICHARD GINSBURG

Mr. Ginsburg was a co-founder of Guardian and has been a Director of the Company since its inception. He served as President and Chief Executive Officer of the Company from August 1996 through April 2001 when he resigned from his positions to become Chief Executive Officer of Protection One. Mr. Ginsburg received a Bachelor of Science degree in communications from the University of Miami. Protection One Investments, Inc., a wholly-owned subsidiary of Westar Industries, which owns approximately 85% of Protection One, Inc., owns all of the outstanding shares of the Company's preferred stock which would represent approximately 29% ownership of the Company on an as-converted basis. In connection with Mr. Ginsburg's employment with Protection One, the Company entered into certain arrangements with Protection One Investments, Inc. and Protection One. See "Certain Relationships and Related Transactions--Transactions with Related Parties" for a description of these arrangements.

Mr. Ginsburg was elected in April 2001 to the Board of Directors of Protection One, Inc., a publicly-held company in the security monitoring business.

DARIUS G. NEVIN

Mr. Nevin assumed the position of Chief Financial Officer of the Company in October 1997. For most of the ten years leading up to that time, Mr. Nevin served as Chief Financial Officer of Guard Technologies, Inc. (now Security Technologies Group, Inc.), a provider of electronic security systems and services to the commercial market. For the last three years, prior to joining the Company, Mr. Nevin also served as

President of Guard Technologies, Inc. Before entering the security industry, Mr. Nevin was a junior partner of Madison Dearborn Partners, at that time the venture capital division of First Chicago Corp. Mr. Nevin holds an A.B. from Harvard University and an M.B.A. from the University of Chicago.

Mr. Nevin does not hold directorships in any other reporting companies.

DOUGLAS T. LAKE

Mr. Lake has been a Director of the Company since April 1998. Mr. Lake is a Director, and Executive Vice President and Chief Strategic Officer of Western Resources, Inc., a public company which, through its wholly-owned subsidiary, maintains a material investment in the Company. From 1995 to 1998, Mr. Lake was Senior Managing Director of Investment Banking with Bear Stearns & Company in New York City. Prior to 1995, he was Managing Director with Dillon Reed & Company in New York City. Mr. Lake holds a B.A. from Trinity College in Hartford, Connecticut and an M.B.A. from Amos Tuck School at Dartmouth.

Mr. Lake also holds a directorship with Oneok, Inc, a publicly-held company, and is Chairman of the Board of Protection One, Inc., a publicly-held company in the security monitoring business.

WILLIAM REMINGTON

Mr. Remington has been a director of the Company since 1996. Mr. Remington is a Canadian citizen and resident and, for twenty-one years, was the Director General of the Town of Hampstead, Quebec, Canada. In addition, Mr. Remington has participated in the design and installation of central monitoring stations for alarm monitoring companies located in Montreal, Canada; Kingston, Jamaica; London, England and Florida.

Mr. Remington does not hold directorships in any other reporting companies.

DAVID HEIDECORN

Mr. Heidecorn has been a director of the Company since May 1999. Mr. Heidecorn is the Chief Financial Officer of Catterton Partners, a growth equity fund. Mr. Heidecorn served as Executive Vice President, Chief Financial Officer and a director of Alarmguard Holdings, Inc. from 1992 until February 1999 when the company was sold to Tyco/ADT. From 1986 to 1992, Mr. Heidecorn was employed by GE Capital Corporation as a Vice President in the Leveraged Finance Group and a Senior Vice President for the Corporate Finance Group. He received his B.A. in Economics from Lehigh University and his M.B.A. in Finance from Columbia University.

Mr. Heidecorn does not hold directorships in any other reporting companies.

TERRY E. AKINS

Mr. Akins served as president of ACI, which he co-founded in 1970, between 1989 and May 1997. From 1970 to 1989, Mr. Akins served as Vice President of ACI. In addition, Mr. Akins has been active with local, state and national alarm associations, having served in 1989 as President of the Alarm Association of Florida, an association he co-founded in 1970. Mr. Akins received a Bachelor of Science from the Georgia Institute of Technology in 1969.

Mr. Akins does not hold directorships in any other reporting companies.

JOEL A. COHEN

Mr. Cohen is Vice President of the Company and President of Mutual. Mr. Cohen has served as President of Mutual since March 1989. He holds a B.A. from Brooklyn College and an M.B.A. from LIU in Brooklyn.

Mr. Cohen does not hold directorships in any other reporting companies.

RAYMOND L. ADAMS

Mr. Adams is Vice President of Mutual. He has served as Vice President of Mutual since January 1991. Mr. Adams holds a B.A. from Syracuse University.

Mr. Adams does not hold directorships in any other reporting companies.

KENNETH WIESENFELD

Mr. Wiesenfeld joined the Company as Vice President of Finance in April 2001. For the previous two years, Mr. Wiesenfeld served as Director of Business Planning for Security Technologies Group, Inc. (STG"), a provider of electronic security systems and services to the commercial market. Prior to STG, Mr. Wiesenfeld worked for six years at Sensormatic Electronics in a variety of financial roles. Mr. Wiesenfeld is a licensed CPA and also worked for PriceWaterhouseCoopers. Mr. Wiesenfeld holds a B.S in Economics from the Wharton School of Business at the University of Pennsylvania.

Mr. Wiesenfeld does not hold directorships in any other reporting companies.









                   [Balance of page intentionally left blank]

                               BOARD OF DIRECTORS

NOMINATION OF CERTAIN DIRECTORS

The Company is party to a Stockholders Agreement which entitles certain shareholders to nominate members of the Board of Directors, depending on their percentage of ownership of Class A Common Stock. In 1998, pursuant to a Subscription Agreement between the Company and Protection One, a subsidiary of Protection One purchased 10,000 shares of Series D Preferred Stock of the Company. Pursuant to the related Stockholders Agreement, Protection One received the right to nominate up to two Directors, upon conversion of the Series D Preferred Stock to Class A Common Stock. Based on its aggregate percentage share ownership, Protection One does not currently have the right to nominate any directors.

COMPENSATION OF DIRECTORS

As compensation for serving as directors, Messrs. Lake, Heidecorn and Remington received options to purchase 75,000 shares of Guardian Class A Common Stock. Mr. Lake received options in 1998 and Messrs. Heidecorn and Remington received options in 1999. Each option granted to Mr. Lake, to Mr. Heidecorn and to Mr. Remington has an exercise price of $0.84 per share, $0.81 per share and $0.69 respectively, and vested 20% upon grant and 20% upon each of the subsequent four anniversaries after grant. Messrs. Remington and Heidecorn receive compensation of $1,000 for each meeting of the Board of Directors which they attend.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors of the Company held five meetings during the fiscal year ended December 31, 2000. The Board of Directors has a Compensation Committee and an Audit Committee of which Messrs. Remington, Lake, and Heidecorn serve as members. The functions of the Compensation Committee include reviewing and approving the executive compensation program for the Company and its subsidiaries; assessing executive performance; making grants of salary and annual incentive compensation; and approving certain employment agreements. The functions of the Audit Committee are to make recommendations to the Board of Directors regarding the engagement of the Company's independent auditors; to review with management and the independent auditors the plans for and results of each audit engagement; to approve professional services provided by the independent auditors and to review the independence of the independent auditors, the accounting and financial policies and practices, the audit scope, and the adequacy of internal accounting controls. The Audit Committee met twice and the Compensation Committee met once during the fiscal year ended December 31, 2000.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors (the "Audit Committee") consists of Messrs. Remington, Lake and Heidecorn, all of whom meet the independence and experience requirements of Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards. The Board of Directors has not adopted a written charter for the Audit Committee. Messrs. Remington and Lake have served as members of the Audit Committee since 1998 and Mr. Heidecorn was elected to the Audit Committee in 1999.

The Audit Committee has reviewed and discussed the Corporation's audited financial statements for the fiscal year ended December 31, 2000 with management and with the Corporation's independent auditors, Arthur Anderson LLP. The Audit Committee has discussed with Arthur Anderson LLP the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit. The Audit

Committee has received the written disclosures and the letter from Arthur Anderson LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with Arthur Anderson LLP their independence. Based on the Audit Committee's review of the audited financial statements and the review and discussions described in the foregoing paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2000 be included in the Corporation's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000 for filing with the Securities and Exchange Commission.

During fiscal year 2000, the Company retained its principal auditor, Arthur Andersen LLP, to provide services in the following categories and amounts:

--------------------------------------------------------------------------------
Audit Fees                                                              $80,000
--------------------------------------------------------------------------------
Financial Information Systems Design and Implementation Fees            $0
--------------------------------------------------------------------------------
All Other Fees                                                          $0
--------------------------------------------------------------------------------

The Audit Committee has considered whether the provision of non-audit services by the Company's principal auditor is compatible with maintaining auditor independence.

                           AUDIT COMMITTEE
                           David Heidecorn, Chairman
                           William Remington
                           Douglas T. Lake


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE NOMINEES FOR ELECTION AS DIRECTORS OF THE COMPANY, WHICH IS DESIGNATED AS PROPOSAL 1 ON THE ENCLOSED PROXY CARD.


                                   PROPOSAL 2
                     RATIFICATION OF INDEPENDENT ACCOUNTANTS

The Board of Directors of the Company has appointed Arthur Andersen LLP as independent accountants for the fiscal year ending December 31, 2000, and to render other professional services as required.

The appointment of Arthur Andersen LLP is being submitted to shareholders for ratification.

Representatives of Arthur Andersen LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF ARTHUR ANDERSEN LLP AS INDEPENDENT ACCOUNTANTS OF THE COMPANY, WHICH IS DESIGNATED AS PROPOSAL 2 ON THE ENCLOSED PROXY CARD.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information with respect to the beneficial ownership as of April 20, 2001 of any person (including any "group") known by the Company to be the beneficial owner of more than 5% of any class of stock.



                                    Name and Address of Beneficial           Amount and Nature of        Percent of
                                    ------------------------------           --------------------        ----------
         Title of Class                         Owner                        Beneficial Ownership          Class
         --------------                         -----                        --------------------          -----
                                                                                      (1)                  (2)(3)
----------------------------- ------------------------------------------  --------------------------- ----------------

Preferred Stock (4)           Protection One Investments, Inc. (6)                11,369 (7)              100.0
----------------------------- ------------------------------------------  --------------------------- ----------------

Class A Common Stock          Harold and Sheilah Ginsburg (8), (9)             1,767,066                   21.8
----------------------------- ------------------------------------------  --------------------------- ----------------

Class A Common Stock          Richard Ginsburg (8)                               719,596 (10)               8.8
----------------------------- ------------------------------------------  --------------------------- ----------------

Class A Common Stock          Rhonda Ginsburg (8)                                629,245                    7.8
----------------------------- ------------------------------------------  --------------------------- ----------------

Class A Common Stock          Estate of Norman Rubin                             501,827                    6.2
----------------------------- ------------------------------------------  --------------------------- ----------------

Class A Common Stock          Raymond Adams                                      448,589                    5.5
----------------------------- ------------------------------------------  --------------------------- ----------------

Class B Nonvoting             Heller (11)                                        634,035                    7.3 (12)
Common Stock (5)
----------------------------- ------------------------------------------  --------------------------- ----------------

(1) Unless otherwise indicated, the Company believe that each beneficial owner listed in the above table has sole voting and investment power with respect to the shares beneficially owned.
(2) For purposes of this table, a person is deemed to have "beneficial ownership" of any shares which such person has the right to acquire on or within 60 days of April 20, 2001. For purposes of computing the percentage of the class held by each person named above, any shares which such person has or has the right to acquire on or within 60 days after April 20, 2001 are deemed to be outstanding for such person, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.
(3) On a fully diluted basis as of April 20, 2001, Protection One Investments, Inc. holds 28.9%, Harold Ginsburg and Sheilah Ginsburg hold 13.5%, Richard Ginsburg holds 5.5%, Rhonda Ginsburg holds 4.8% and Heller holds 4.8% of the outstanding securities of the Company.
(4) Shares of Preferred Stock are not convertible until at least the third anniversary of their issuance on October 21, 1998, at a rate of one share for 333.3333 shares of Class A Common Stock.
(5) Class B Common Stock is immediately convertible into Class A Common Stock on a share-for-share basis at any time.
(6) The address for Protection One Investments, Inc., is 818 S. Kansas Avenue, Topeka, Kansas, 66601. Protection One Investments, Inc. is the sole holder of all of the outstanding shares of Preferred Stock. Protection One Investments, Inc. is a wholly-owned subsidiary of Westar Industries.
(7)  The amount includes stock dividends accumulated through April 20, 2001.
(8) The address for such shareholder is c/o the Company, 3880 N. 28th Terrace, Hollywood, Florida, 33020-1118.
(9) 1,717,066 of Harold and Sheilah Ginsburg's shares are owned jointly as tenants by the entireties.
(10) Includes 80,000 options which are immediately exercisable.
(11) Heller is the sole holder of all of the outstanding shares of Class B Common Stock. The address for Heller is 500 West Monroe Street, Chicago, Illinois, 60661.
(12) Represents the percent of outstanding shares of Common Stock.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth information with respect to the beneficial ownership as of April 20, 2001 of Class A Common Stock by (i) each Director of the Company; (ii) the Chief Executive Officer; and (iii) all named directors and executive officers of the Company as a group. On April 20, 2001, there were 8,096,441 shares of Class A Common Stock issued and outstanding.

                                                                       Amount and Nature of         Percent of
                                                                       --------------------         ----------
                                                                       Beneficial Ownership           Class
                                                                       --------------------           -----
Name and Address of Beneficial Owner                                            (1)                    (2)
------------------------------------
Harold and Sheilah Ginsburg (3), (4)                                        1,767,066                   21.8
Richard Ginsburg (3)                                                          719,596 (5)                8.8
Darius G. Nevin (3)                                                           192,000 (5)                2.3
Terry E. Akins (3)                                                            161,513 (10)               2.0
William Remington (3)                                                          30,000 (6)                 *
Douglas T. Lake (3)                                                            60,000 (7)                 *
Joel A. Cohen (8)                                                             258,009 (9)                3.2
Raymond Adams (8)                                                             448,589 (10)               5.5
David Heidecorn (11)                                                           55,000 (12)                *
All Directors and Executive Officers as a Group                             3,691,773                   42.7
 (11 persons) (13)

*  Represents less than 1% of outstanding Voting Stock.

(1) Each director and executive officer has sole voting and investment power with respect to the shares beneficially owned.
(2) For purposes of this table, a person is deemed to have "beneficial ownership" of any shares of Class A Common Stock which such person has the right to acquire on or within 60 days after April 20, 2001. For purposes of computing the percentage of the class of Class A Common Stock held by each person named above, any shares which such person has or has the right to acquire on or within 60 days after April 20, 2001 are deemed to be outstanding for such person, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.
(3) The address of such shareholder is c/o the Company, 3880 North 28th Terrace, Hollywood, Florida 33020-1118.
(4) 1,717,066 of Harold and Sheilah Ginsburg's shares are owned jointly as tenants by the entireties.
(5)  Includes 80,000 options which are immediately exercisable.
(6)  Comprised of 30,000 options which are immediately exercisable.
(7)  Comprised of 60,000 options which are immediately exercisable.
(8) The address of such shareholder is c/o Mutual Central Alarm Services, Inc., 10 West 46th Street, New York, New York, 10036.
(9)  Includes 60,000 options which are immediately exercisable.
(10) Includes 100,000 options which are immediately exercisable.
(11) The address of such shareholder is c/o Catterto Partners, 7 Greenwich Office Park, Greenwich, Connecticut, 06830.
(12) Includes 45,000 options which are immediately exercisable.
(13) Includes Messrs. Harold Ginsburg, Sheilah Ginsburg, Richard Ginsburg, Nevin, Remington, Lake, Cohen, Heidecorn, Akins, Adams, and Wiesenfeld.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following sets forth certain information regarding the aggregate cash and other compensation paid to or earned by the executive officers of the Company.


Name                                                     Year         Salary               Bonus       Other
----                                                     ----         ------               -----       -----
Richard Ginsburg                                         2000        $175,000 (1)             -     $14,935  (2)
    Director, Former President and CEO                   1999         128,890                 -      14,149
                                                         1998         100,000                 -      12,219
Darius G. Nevin                                          2000         143,308 (3)             -      14,480  (2)
    Vice President and Chief Financial Officer,          1999         135,000                 -      13,492
    Director                                             1998         135,537                 -      12,084

Joel A. Cohen                                            2000         156,212 (4)        92,091      12,979  (2)
  Vice President, President and CEO of                   1999         152,305            31,158      10,586
    Mutual,  Director                                    1998         135,577                -       10,928

Terry E. Akins                                           2000         145,384 (5)             -      29,295  (2),(6)
    Chief Operating Officer, Vice President              1999         142,500                 -      29,390
                                                         1998         144,808                 -      12,559

(1) Mr. Ginsburg's annualized compensation was increased to $175,000 in September 1999. In March 2001, Mr. Ginsburg's severage agreement was amended to reflect paying $750,000 in the event of termination without Cause, as defined, or resignation with Good Reason, as defined (the "Amended Severance Agreement"). This amendment was entered into in connection with an agreement between Mr. Ginsburg and the Company which imposes certain restrictions on the transfer of his shares of Guardian Class A Common Stock (the "Lockup Agreement"). This matter arose in connection with the November 2000 amendment to the terms of the Company's Series D Preferred Stock. In April 2001, upon Mr. Ginsburg's resignation as President and Chief Executive Officer, Mr. Ginsburg's Amended Severance Agreement was terminated. He entered into a new severance agreement (the "Revised Severance Agreement") related to his tenure as a member of the Company's Board of Directors. Under this Revised Severance Agreement, in the event of termination without Cause, as defined, or upon a Change of Control, as defined, the Company will pay $550,000 provided Mr. Ginsburg remains subject to the provisions of the Lock Up Agreement.
(2) Included in other annual compensation are auto allowances and payments for medical insurance coverage.
(3) Mr. Nevin joined the Company in October 1997. In April 2000, his salary was increased to an annualized rate of $147,000.
(4) Mr. Cohen joined the Company in February 1998. The bonuses paid were earned in the prior fiscal year.
(5) Mr. Akins joined the Company in May 1997. The annualized compensation for 2000, 1999 and 1998 for Mr. Akins was $150,000. Mr. Akins took extra vacation time in each year for which he was not compensated.
(6) Included in other annual compensation is an amount related to the incentive plan.


OPTIONS/SAR GRANTS IN LAST FISCAL YEAR
--------------------------------------

None

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and persons who beneficially own more than ten percent (10%) of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock and the other equity securities of the Company. Officers, directors and persons who beneficially own more than ten percent (10%) of a registered class of the Company's equity securities are required by the regulations of the SEC to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of these filings and written representations from the directors and officers, all required filings were timely made in 2000.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company leases its corporate headquarters from Guardian Investments, a Florida partnership owned by Harold and Sheilah Ginsburg, both of whom are directors, officers and principal shareholders of the Company.

The corporate headquarters occupies a 12,000 square foot building, which houses the Company's central monitoring station, offices and warehouse facilities, located at 3880 North 28 Terrace, Hollywood, Florida 33020. The telephone number is (954) 926-5200. The lease expires on December 31, 2002, but has a renewal option for an additional five years under the same terms and conditions. The annual rent is approximately $121,000, with annual increases not to exceed three percent (3%). Management believes the terms of the lease are no less favorable to the Company than those which could be obtained from an unaffiliated third party.

In April 2001, in connection with the resignation of Richard Ginsburg as President and Chief Executive Officer of the Company so that he could assume the position of Chief Executive Officer of Protection One, Protection One Investments, Inc., a wholly-owned subsidiary of Westar Industries, and the holder of all outstanding shares of the Company's preferred stock, agreed to exchange $8 million principal amount of Series C 7% Redeemable Preferred Stock of the Company for $8 million principal amount of a newly issued Series E 7% Preferred Stock that can be classified as equity on the Company's balance sheet. In addition, Protection One agreed to grant Guardian the right to purchase 250,000 shares of Protection One's common stock based on the average closing price for the 20 days immediately preceding the date of grant. The right vests ratably over three years and has a ten year term.

In April 2001, upon Mr. Ginsburg's resignation as President and Chief Executive Officer, Mr. Ginsburg's Amended Severance Agreement was terminated. He entered into a new severance agreement (the "Revised Severance Agreement") related to his tenure as a member of the Company's Board of Directors. Under this Revised Severance Agreement, in the event of termination without Cause, as defined, or upon a Change of Control, as defined, the Company will pay $550,000 provided Mr. Ginsburg remains subject to the provisions of the Lock Up Agreement. See Footnote (1) under the "Summary Compensation Table" for additional information on these agreements.

                                  ANNUAL REPORT

The Annual Report on Form 10-KSB of the Company for the fiscal year ended December 31, 2000 is being mailed to Shareholders with this Proxy Statement.

           DEADLINE FOR SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

Pursuant to SEC regulations, shareholder proposals intended to be considered for inclusion in the Proxy Statement for presentation at the Company's 2001 Annual Meeting of Shareholders must be received at the Company's offices at 3880 North 28th Terrace, Hollywood, Florida, 33020-1118, Attention: Secretary, no later than December 31, 2001, for inclusion in the Company's Proxy Statement and form of proxy relating to such meeting. All proposals must comply with applicable SEC rules and regulations. In addition, the proxy for voting on matters at the Company's 2002 Annual Meeting will confer discretionary authority to vote on any matter, notice of which was not received by the Company before March 13, 2002.

If the date of the Company's 2002 Annual Meeting is changed by more than 30 days from the date of the 2001 Annual Meeting, then the Company will disclose this change under Item 5 in its earliest possible quarterly report on Form 10-QSB.

                                  OTHER MATTERS

The Board of Directors is not aware of any other matter other than those set forth in this Proxy Statement that will be presented for action at the meeting and does not intend to bring any other matters before the meeting. However, if other matters properly come before the meeting, or any adjournment or postponement thereof, the persons named in the enclosed proxy will have the discretionary authority to vote the shares they represent in accordance with their best judgment in the interest of the Company.

We will make available a list of shareholders of the Company before the close of business on June 1, 2001, for inspection during normal business hours from June 1 through June 8, 2001, at the Company's corporate headquarters located at 3880 North 28 Terrace, Hollywood, Florida, 33020. The list will also be available for inspection during the meeting.


THE COMPANY UNDERTAKES TO PROVIDE ITS SHAREHOLDERS WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES FILED THEREWITH. WRITTEN REQUESTS FOR SUCH REPORT SHOULD BE ADDRESSED TO THE OFFICE OF THE SECRETARY, GUARDIAN INTERNATIONAL, INC., 3880 NORTH 28TH TERRACE, HOLLYWOOD, FLORIDA 33020-1118.

                          GUARDIAN INTERNATIONAL, INC.

                         ANNUAL MEETING OF SHAREHOLDERS
                                  JUNE 11, 2001

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

         The undersigned shareholder of Guardian International, Inc. (the "Company") hereby constitutes and appoints Richard Ginsburg and Darius G. Nevin, and each of them, the shareholder's true and lawful attorneys and proxies, with full power of substitution in and for each of them, to vote all shares of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the University of Miami School of Business, James W. McLamore Executive Education Center, 5250 University Drive, Coral Gables, Florida, 33146, at 1 p.m., local time, or at any postponement or adjournment thereof, on any and all of the proposals contained in the Notice of the Annual Meeting of Shareholders, with all the powers the undersigned would possess if present personally at said meeting, or at any postponement or adjournment thereof.

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED ON THE REVERSE SIDE AND FOR THE APPROVAL OF PROPOSALS 1 AND 2.

         The named proxies on the reverse are granted the authority, in their discretion, to act upon such other matters as may properly come before the meeting or any postponement or adjournment thereof.

            (Continued and to be signed and dated on the other side)

The Directors recommend a vote FOR the Nominees listed in Proposal 1 and FOR Proposal 2.

1.       Proposal to elect the following persons as Directors of the Company:

         FOR all nominees listed    [  ]    WITHHOLD AUTHORITY to         [  ]
         (except as marked to the           vote for all nominees listed
         contrary below)

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE THROUGH THE NAME OF THE NOMINEE BELOW.

                  Harold Ginsburg                    Richard Ginsburg
                  Sheilah Ginsburg                   Darius G. Nevin
                  William Remington                  Douglas T. Lake
                  Joel A. Cohen                      David Heidecorn



2. Proposal to ratify the appointment of Arthur Andersen LLP as independent accountants.

         FOR               AGAINST          ABSTAIN
         [  ]              [  ]             [  ]



                              Dated                                      , 2001
                                   --------------------------------------
                              Signature(s)
                                          -------------------------------
                              Signature If Shares Held Jointly

                              NOTE: Please sign exactly as name
                              appears hereon. When shares are held
                              by joint tenants, both should sign.
                              When signing as attorney, executor,
                              administrator, trustee or guardian,
                              please give full title as such. If a
                              corporation, please sign in full
                              corporate name by the President or
                              other authorized officer. If a
                              partnership, please sign in
                              partnership name by authorized
                              person.

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS AND RETURN THIS PROXY IMMEDIATELY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE.